UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2016

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 Vantis, Suite 350 Aliso Viejo, California		92656
(Address of Principal Executive Offices)		(Zip Code)

(949) 330-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS

On March 4, 2016, Sunstone Hotel Investors, Inc. (the “Company”) and its its wholly owned subsidiary, Sunstone Hotel Partnership, LLC (the “Operating Partnership”), entered into an underwriting agreement dated March 4, 2016 (the “Underwriting Agreement”) with Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein, relating to the sale of 4,600,000 shares of the Company’s 6.950% Series E Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series E Preferred Stock”) in connection with an underwritten public offering (the “Offering”), pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-193311). The Offering is expected to close on March 11, 2016, subject to customary closing conditions.  The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 4, 2016.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: March 10, 2016	By:	/s/ BRYAN A. GIGLIA
Bryan A. Giglia
Executive Vice President-Chief Financial Officer, Treasurer and Secretary

3